SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported) July 28, 1997

                              ALFACELL CORPORATION
             (Exact name of registrant as specified in its charter)



  Delaware                               0-11088              22-2369085
(State or other jurisdiction      (Commission          (IRS Employer
of incorporation)                  File Number)          Identification)



               225 Belleville Avenue Bloomfield, New Jersey 07003
               (Address of principal executive offices) (Zip Code)



Registrant's telephone number, including area code    (201) 748-8082




          (Former name or former address, if changed since last report)

Item 5.  Other Events.

                  Michael C. Lowe resigned as a director and President of Alfacell Corporation (the "Registrant"). The resignation was mutually agreed upon by Dr. Lowe and the Registrant. Strategic and daily business operations will remain the responsibility of Kuslima Shogen, the Registrant's co-founder and Chief Executive Officer and Gail E. Fraser, the Registrant's Chief Financial Officer and Vice President of Finance. Pharmaceutical executives Dr. Stephen K. Carter, formerly Senior Vice President of Bristol-Myers Squibb for worldwide clinical research and development and Donald R. Conklin, former President of Schering-Plough Pharmaceuticals, have recently joined the Registrant's Board of Directors and, in addition to their board responsibilities, will be actively advising the Registrant in the areas of product and business development.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





Dated:  August 12, 1997





                                                            ALFACELL CORPORATION
                                                                    (Registrant)

                                                          By: /s/ GAIL E. FRASER
                                                          ----------------------
                                                                  GAIL E. FRASER
                                                         Chief Financial Officer
                                                           and Vice President of
                                                                         Finance